UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2007, CHS Inc. (the "Company") issued a press release announcing that it had entered into an Agreement Regarding Distribution of Assets (the "Agreement") along with its wholly owned subsidiary, United Country Brands, LLC ("UCB") and Land O’Lakes, Inc. ("LOL"), and its wholly owned subsidiary Winfield Solutions, LLC ("Winfield"). Pursuant to the Agreement, effective as of September 1, 2007, Agriliance LLC ("Agriliance"), a 50-50 joint venture between UCB and LOL, effected a partial distribution of its assets to its parent companies. Prior to the distribution, Agriliance operated three core business segments: crop protection products (the "CPP Business"); crop nutrients (the "CN Business"); and a general agronomy retail business (the "Retail Business").

As set forth in the Agreement, Agriliance distributed the assets of the CPP Business to Winfield and the assets of the CN Business to the Company. As previously announced, Agriliance will continue to exist as a 50-50 joint venture between the parents, and will operate the Retail Business. However, the Company and LOL are exploring repositioning options for portions of the Retail Business, and are currently in negotiations for the sale of substantially all the assets related to that business to a group led by certain former Agriliance senior management and financial backers. The potential sale would include the Agronomy Company of Canada, Agro Distribution, LLC (doing business as ProSource One) and Agriliance’s retail locations in the southern United States. Further details will be disclosed if and when a definitive agreement is reached.

Given the different values assigned to the assets of the CPP Business and the assets of the CN Business, the parent companies have agreed that, in order to maintain equal capital accounts at Agriliance, LOL will pay down certain portions of Agriliance’s debt and make a cash payment to the Company. Accordingly, on September 4, 2007, the Company expects to receive $32.6 million from LOL. Final values of the distributed assets have not yet been determined and a value true-up payment by one of the parents to the other may be required after such final determination has been made. Neither of Agriliance’s parents assumed any debt as part of this transaction, apart from selected operating leases.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Agriliance distribution, Cheryl Schmura was named Vice President, Crop Nutrients effective September 1, 2007, and will lead the Company's Crop Nutrients operations. In addition, effective September 1, 2007, the Company's Board of Directors appointed two other officers of the Company as follows: Kevin Williams, Senior Vice President Energy Sales and Darin Hunhoff, Vice President Propane.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

September 4, 2007	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer